Exhibit 10.5.7
                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 10, 2005, is by and between InteliData Technologies Corporation, a Delaware corporation and Alfred S. Dominick, Jr. ("Executive") and amends the Employment Agreement dated April 5, 1999, and previously amended on April 5, 2002, January 14, 2003, April 2, 2003, and January 5, 2004 between InteliData and the Executive as follows:

     1. Section 2 of the Employment Agreement shall be replaced in its entirety by the following:

          "2. Term. The period of employment shall be from April 5, 1999 through April 5, 2006, unless sooner terminated as herein set forth."

     2. Section 4 (h) of the Employment Agreement shall be replaced in its entirety by the following:

          "(h) Life Insurance. In addition to the life insurance plan generally made available to InteliData employees, InteliData shall reimburse Executive for premiums paid with respect to up to $2 million in term life insurance coverage on the life of Executive, or equivalently priced premiums for whole life insurance coverage, (which policies shall be owned by Executive). Amounts so reimbursed shall be additional compensation to Executive and shall be subject to applicable federal, state and local taxes and withholding."

     IN WITNESS WHEREOF, the parties have executed this FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT as of the tenth day of March, 2005.

                                      InteliData Technologies Corporation



                                      By: /s/ Patrick F. Graham
                                          ---------------------
                                          Patrick F. Graham
                                          Chairman, Compensation Committee of
                                          the Board of Directors


                                          /s/ Alfred S. Dominick, Jr.
                                          ---------------------------
                                          Alfred S. Dominick, Jr.